Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-265421, No. 333-265420, No. 333-256821, No. 333-246354, No. 333-237513, No.333-231511, No. 333-224035, No. 333-216932, No. 333-216929, No. 333-210489, and No. 333-205864 on Form S-8 and Registration Statements No. 333-275516, No. 333-258646, No. 333-256820, No. 333-250983, No. 333-239240, No. 333-236106, No. 333-213356 and No. 333-211996 on Form S-3 of OpGen, Inc. of our report, which includes an explanatory paragraph related to OpGen, Inc.’s ability to continue as a going concern, dated March 30, 2023 (except for the effects of the reverse stock split discussed in Note 12, as to which the date is May 20, 2024), on our audit of the consolidated financial statements of OpGen, Inc. as of December 31, 2022 and for the year then ended, included in this Annual Report on Form 10-K of OpGen, Inc. for the year ended December 31, 2023.

/s/ CohnReznick LLP

Tysons, Virginia

June 3, 2024